Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Acreage Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity(1)	Class E Subordinate Voting Shares	-	(3)(4)	(5)	(5)
Fees Previously Paid	Equity(1)	Class D Subordinate Voting Shares	-	(3)(4)	(5)	(5)
	Other(1)	Debt Securities	-	(4)	(5)	(5)
	Other(1)	Warrants	-	(4)	(5)	(5)
	Other(1)	Subscription Receipts	-	(4)	(5)	(5)
	Other(1)	Rights	-	(4)	(5)	(5)
	Other (1)	Units	-	(4)	(5)	(5)
	Unallocated Universal Shelf(1)		457(o)			$300,000,000	$.0000927	$27,810	F-10	No. 333-232313	August 12, 2019	$84,573

	Equity (2)	Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00)	Other (6)	4,259,633	$4.00	$17,038,532	$.0000927	$1,580
	Equity (2)	Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00)	Other (7)	1,825,556	$4.00	$7,302,224	$.0000927	$677
	Equity (2)	Class E Subordinate Voting Shares	Other (6)	17,980	$1.51	$27,150	$.0000927	$3
	Equity (2)	Class D Subordinate Voting Shares	Other (7)	7,705	$1.48	$11,403	$.0000927	$2
	Equity (2)	Class E Subordinate Voting Shares Underlying Warrants (exercisable at $3.15)	Other (6)	1,556,929	$3.15	$4,904,326	$.0000927	$455
	Equity (2)	Class D Subordinate Voting Shares Underlying Warrants (exercisable at $3.01)	Other (7)	697,666	$3.01	$2,099,975	$.0000927	$195

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$331,383,610		$30,720
	Total Fees Previously Paid							$84,573
	Total Fee Offsets							$30,720
	Net Fee Due							$0

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Acreage Holdings, Inc. (the “Registrant”) (Primary Offering).
(2)	Represents securities that may be offered and sold from time to time in one or more offerings by selling security holders (Secondary Offering).
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class E subordinate voting shares and Class D subordinate voting shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	There are being registered hereunder such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units in combination with the other securities registered hereunder.
(5)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(6)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low prices per share of Class E subordinate voting shares as reported on the OTCQX on February 1, 2022, or the exercise price of the warrant related to the underlying shares, whichever is greater.
(7)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low prices per share of Class D subordinate voting shares as reported on the OTCQX on February 1, 2022, or the exercise price of the warrant related to the underlying shares, whichever is greater.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources		F-10	333-232313	June 24, 2019			Equity/Other	Subordinate Voting Shares, Debt Securities, Warrants, Subscription Receipts, Units	$734,705,886	$89,046(1)

(1)	A registration fee of $96,960 was paid with respect to securities available for issuance under a Registration Statement on Form F-10 (File No. 333-232313) filed on June 24, 2019, as amended on August 9, 2019, and declared effective on August 12, 2019 (the “Prior F-10”). In connection with a Registration Statement on Form S-3 (File No. 333-239332) filed on June 22, 2020, as amended on August 21, 2020, and declared effective on September 3, 2020 (the “Prior S-3”), and pursuant to Rule 457(p), $89,046 was available to offset the filing fees associated with the Prior S-3, which represented the registration fees associated with $734,705,886 of unsold securities under the Prior F-10. The $52,955 registration fee associated with the Prior S-3 was entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior F-10, with $36,091 remaining to be applied to future filings. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior F-10 was deemed terminated as of the date of effectiveness of the Prior S-3.

Pursuant to Rule 457(p), $84,573 is presently available for offset, which represents (i) the $36,091 prepaid registration fees remaining from the Prior F-10 after entirely offsetting the registration fees in connection with the Prior S-3 and (ii) the registration fees associated with $52,646 of unsold securities under the Prior S-3. Of this amount, $35,725 was used with respect to the filing of a Registration Statement on Form S-3 (File No. 333-249583) filed on October 20, 2020 but never declared effective (the “Non-Effective S-3”). The Non-Effective S-3 was withdrawn by a filing of withdrawal request on January 26, 2021 and any fees associated with the Non-Effective S-3 remained available for use. Of the amount remaining, $4,164 was used with respect to the filing of a Registration Statement on Form S-1 (File No. 333-252828) filed on February 8, 2021 and declared effective on April 27, 2021. Accordingly, the $30,720 registration fee associated with this registration statement is hereby entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior F-10 and Prior S-3 with $53,853 remaining to be applied to future filings.